UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2010
NOVELIS INC.
(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 30, 2010, Novelis Inc. (the “Company”) issued a press release announcing the proposed refinancing of its existing indebtedness through one or more private offerings of senior notes totaling $2.5 billion, a new $1.5 billion secured term loan facility and a secured $800 million asset based loan (“ABL”) credit facility to replace its existing $800 million ABL credit facility. The Company intends to use the proceeds from the refinancing to retire its existing debt and to fund a distribution of $1.7 billion as a return of capital to its parent company. A copy of the press release announcing the proposed refinancing is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release, dated November 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.

Date: November 30, 2010	By:	/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and
Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated November 30, 2010.